As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2179987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

Tel: (224) 383-3000

(Address of Principal Executive Offices)

2011 Equity Incentive Plan

(Full titles of the plans)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2011 Equity Incentive Plan Common Stock, $0.0001 par value per share	730,000 shares (3)	$15.51	$11,322,300.00	$1,458.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the 2011 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Common Stock.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 26, 2014, as reported on the Nasdaq Stock Market.
(3)	Represents 730,000 additional shares of Common Stock available for issuance under the Plan.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Act, to register 730,000 additional shares of its Common Stock, issuable pursuant to the Plan.

The additional 730,000 shares of Common Stock available for issuance under the Plan being registered on this Registration Statement are to be used exclusively for the grant of awards (“Inducement Awards”) to individuals who were not previously employees or non-employee directors of the Registrant (or following a bona fide period of non-employment with the Registrant), as an inducement material to the individuals’ entering into employment with the Registrant within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The Plan was amended by the Board of Directors of the Registrant to provide for Inducement Awards without stockholder approval pursuant to Rule 5635(c)(4).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same benefit plan is effective.

The Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2011 (File No. 333-175876), April 10, 2012 (File No. 333-180651), March 18, 2013 (File No. 333-187326), November 13, 2013 (File No. 333-192316), November 26, 2013 (File No. 333-192560) and December 20, 2013 (File No. 333-192998) are incorporated by reference in this Registration Statement, pursuant to General Instruction E to Form S-8.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(1)	Amended and Restated Bylaws of the Registrant.

4.3(2)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(3)	2011 Equity Incentive Plan, as amended, and Form of Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 2, 2011, and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-168504), originally filed with the SEC on August 3, 2010, as amended, and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on March 28, 2014.

HORIZON PHARMA, INC.

By:	/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert and Robert J. De Vaere, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 28, 2014

/s/ Robert J. De Vaere Robert J. De Vaere	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2014

/s/ Jeffrey Bird, M.D., Ph.D. Jeffrey Bird, M.D., Ph.D.	Director	March 28, 2014

/s/ Jean-François Formela, M.D. Jean-François Formela, M.D.	Director	March 28, 2014

/s/ Michael Grey Michael Grey	Director	March 28, 2014

/s/ Jeff Himawan, Ph.D. Jeff Himawan, Ph.D.	Director	March 28, 2014

/s/ Ronald Pauli Ronald Pauli	Director	March 28, 2014

/s/ Gino Santini Gino Santini	Director	March 28, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(1)	Amended and Restated Bylaws of the Registrant.

4.3(2)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(3)	2011 Equity Incentive Plan, as amended, and Form of Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 2, 2011, and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-168504), originally filed with the SEC on August 3, 2010, as amended, and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2014, and incorporated herein by reference.